Exhibit 10.5

AMENDMENT TO THE

AMENDED AND RESTATED

WELLS TIMBERLAND REIT, INC.

2005 INDEPENDENT DIRECTORS COMPENSATION PLAN

This Amendment to the Amended and Restated Wells Timberland REIT, Inc. 2005 Independent Directors Compensation Plan (the “Plan”), is made and entered into this 17th day of January, 2008, by Wells Timberland REIT, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company adopted the Plan for the purposes set forth therein; and

WHEREAS, pursuant to its authority as set forth in the Plan, the Board of Directors of the Company has the right to amend the Plan with respect to certain matters; and

WHEREAS, the Board of Directors has approved and authorized this Amendment to the Plan;

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of the date hereof, in the following particulars:

1. Section 4.1 of the Plan is hereby amended by deleting the first two sentences of such section in their entirety and substituting in lieu thereof the following:

“The Options, Shares or other equity awards that may be issued pursuant to the Plan shall be issued under the Equity Incentive Plan, subject to all of the terms and conditions of the Equity Incentive Plan. The terms contained in the Equity Incentive Plan are incorporated into and made a part of this Plan with respect to Options, Shares or other equity awards granted pursuant hereto and any such awards shall be governed by and construed in accordance with the Equity Incentive Plan.”

2. Section 5.1 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and substituting in lieu thereof the following:

“Each Eligible Participant shall be paid a Base Retainer for service as a director during each Plan Year, payable in such form as shall be elected by the Eligible Participant in accordance with Section 7.1.”

3. Section 5.2 of the Plan is hereby amended by deleting the first sentence of such section in its entirety and substituting in lieu thereof the following:

“Each Independent Director shall be paid a meeting fee for each meeting of the Board he or she attends, payable in such form as shall be elected by the Eligible Participant in accordance with Section 7.2.”

4. Section 5.2 of the Plan is hereby amended by adding the following sentence to the end of such section:

“Meeting fees shall be payable on the date of the meeting to which such fees relate.”

5. Section 5.3 of the Plan is hereby amended by adding the following sentences to the end of such section:

“Notwithstanding the foregoing, the Company’s reimbursement obligations pursuant to this Section 5.3 shall be limited to expenses incurred while the Independent Director serves on the Board in the capacity as an Independent Director. Such payments will be made within 30 days after delivery of the Independent Director’s written requests for payment, accompanied by such evidence of expenses incurred as the Company may reasonably require, but in no event later than the December 31 following the year in which the expense was incurred. The amount reimbursable in any one tax year shall not affect the amount reimbursable in any other tax year. Independent Directors’ right to reimbursement pursuant to this Section 5.3 shall not be subject to liquidation or exchange for another benefit.”

6. A new Article 7 of the Plan is hereby added as follows, and the remaining Sections of the Plan are re-numbered accordingly:

“ARTICLE 7

ALTERNATIVE FORMS OF PAYMENT FOR BASE RETAINER AND

MEETING FEES

7.1 PAYMENT OF BASE RETAINER. At the election of each Eligible Participant, the Base Retainer for a given Plan Year shall be either (i) payable in cash, in equal quarterly payments payable on the date of the annual stockholders meeting (i.e., the first day of the Plan Year) and on the three, six and nine month anniversaries thereof, or (ii) subject to share availability under the Equity Incentive Plan, payable by a grant on the day following the annual stockholders meeting (the “Annual Retainer Stock Grant Date”) of a number of Shares determined by dividing the Base Retainer by a price determined by the Committee from time to time, which for 2008 shall be $9.12, (rounded up to the nearest whole share). Any Shares granted under the Plan as the Base Retainer under clause (ii) above will be 100% vested and nonforfeitable as of the Annual Retainer Stock Grant Date, and the Eligible Participant receiving such Shares (or his or her custodian, if any) will have immediate rights of ownership in the Shares, including the right to vote the Shares and the right to receive dividends or other distributions thereon.

7.2 PAYMENT OF MEETING FEES. At the election of each Eligible Participant, the Meeting Fees to be earned during a Plan Year shall be either (i) payable in cash at each meeting date or such other date(s) on which such fees are normally paid, or (ii) subject to share availability under the Equity Incentive Plan, payable by a grant on the day following each meeting date (the “Meeting Fee Stock Grant Date”) of that number of Shares determined by dividing the Meeting Fees otherwise payable on the meeting date by a price determined by the Committee from time to time, which for 2008 shall be $9.12, (rounded up to the nearest whole share). Any Shares granted under the Plan as Meeting Fees under clause (ii) above will be 100% vested and nonforfeitable as of the Meeting Fee Stock Grant Date, and the Eligible Participant receiving such Shares (or his or her custodian, if any) will have immediate rights of ownership in the Shares, including the right to vote the Shares and the right to receive dividends or other distributions thereon.

7.3 TIMING AND MANNER OF PAYMENT ELECTION. Each Eligible Participant shall elect the form of payment desired for his or her Base Retainer and Meeting Fees for a Plan Year by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of such Plan Year, which will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Eligible Participant’s Election Form. The Election Form signed by the Eligible Participant prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, an Eligible Participant may change his or her election for future Plan Years by executing and delivering a new Election Form indicating different choices. If an Eligible Participant fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year. If no Election Form is filed or effective, the Base Retainer and Meeting Fees will be paid in cash.”

7. Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to the Plan to be executed by its duly authorized officer as of the date first above written.

WELLS TIMBERLAND REIT, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President